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                                                                     EXHIBIT 3.3

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                                  A REIT, INC.

         FIRST: A REIT, Inc., a Maryland corporation, desires to amend and restate its Charter as currently in effect and as hereinafter amended.

         SECOND: The following provisions are all the provisions of the Charter currently in effect and as hereinafter amended:

                                    ARTICLE I
                                      NAME

      The name of the corporation is A REIT, Inc. (the "Corporation").

                                   ARTICLE II
                               PURPOSES AND POWERS

      The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the "Code")) for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force.

                                   ARTICLE III
                       RESIDENT AGENT AND PRINCIPAL OFFICE

         The name and address of the resident agent for service of process of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service, 11 East Chase Street, Baltimore, Maryland 21202. The address of the Corporation's principal office in the State of Maryland is Suite 650, 3 Bethesda Metro Center, Bethesda, Maryland 20814. The Corporation may have such other offices and places of business within or outside the State of Maryland as the board may from time to time determine.

                                   ARTICLE IV
                                   DEFINITIONS

         As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

         Acquisition Expenses. Any and all expenses related to selecting, evaluating and acquiring properties, whether or not acquired, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related

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expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, transfer taxes and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties.

         Acquisition Fees. The total of any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Corporation or the Advisor) in connection with the purchase, development or construction of any Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, non-recurring management fees, consulting fees, loan fees or points or any fee of a similar nature, however designated.

         Advisor. The Person appointed, employed or contracted with by the Corporation pursuant to Section 8.1 hereof and responsible for directing or performing the day-to-day business affairs of the Corporation, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

         Advisory Agreement. The agreement between the Corporation and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Corporation.

         Affiliate. An Affiliate of another Person includes any of the following:

         (a) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person;

         (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person;

         (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person;

         (d) any executive officer, director, trustee or general partner of such other Person; and

         (e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

         Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Corporation invested, directly or indirectly in real estate assets or in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         Capital Stock. All classes or series of stock of the Corporation, including Common Stock and Preferred Stock.

         Charter. The term shall mean the charter of the Corporation.

         Code. The term shall have the meaning as provided in Article II herein.

         Common Stock. The term shall have the meaning as provided in Section
5.1 herein.


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         Common Stockholders. The registered holders of Common Stock.

         Competitive Real Estate Commission. A real estate or brokerage commission paid for the purchase or sale of a property that is reasonable, customary and competitive in light of the size, type and location of the property.

         Contract Purchase Price. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.

         Corporation. The term shall have the meaning as provided in Article I herein.

         Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Corporation through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid (where net proceeds to the Corporation are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

         Independent Directors. The directors of the Corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Corporation.

         (a) A director shall be deemed to be associated with the Sponsor or Advisor if he or she:

                  (i) owns an interest in the Sponsor, Advisor or any of their Affiliates;

                  (ii) is employed by the Sponsor, Advisor or any of their Affiliates;

                  (iii) is an officer or director of the Sponsor, Advisor or any of their Affiliates;

                  (iv) performs services, other than as a director, for the Corporation;

                  (v) is a director for more than three REITs organized by the Sponsor or advised by the Advisor; or

                  (vi) has any material business or professional relationship with the Sponsor, Advisor or any of their Affiliates.

         (b) Notwithstanding the foregoing, and consistent with (a)(v) above, serving as a director of or owning an interest in a REIT or other real estate program organized by the Sponsor or advised or managed by the Advisor or its Affiliates shall not, by itself, cause a director to be deemed associated with the Sponsor or the Advisor.

         (c) For purposes of determining whether or not a business or professional relationship is material pursuant to (a)(vi) above, the gross revenue derived by the director from the Sponsor, Advisor and their Affiliates shall be deemed material per se if it exceeds 5% of the director's:

                  (i) annual gross revenue, derived from all sources, during either of the last two years; or

                  (ii)     net worth, on a fair market value basis.


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         (d)      An indirect relationship shall include circumstances in which a director's spouse, parents, child, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Sponsor, Advisor, any of their Affiliates or the Corporation.

         Independent Expert. A Person or entity with no material current or prior business or personal relationship with the Advisor or directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation.

         Initial Investment. A contribution of at least $200,000 by the Advisor or an Affiliate thereof to acquire an equity interest in the Corporation or its subsidiaries pursuant to Section II.A of the NASAA REIT Guidelines.

         Leverage. The aggregate amount of indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         Listing. The listing of the shares of Capital Stock on a national securities exchange or the quotation of the shares of Capital Stock by The Nasdaq Stock Market ("Nasdaq"). Upon such Listing, the shares of Capital Stock shall be deemed Listed.

         MGCL. The Maryland General Corporation Law, as amended from time to time.

         NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.

         Net Assets. The total assets of the Corporation (other than intangibles) at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Corporation on a basis consistently applied.

         Net Income. For any period, total revenues applicable to such period less the total expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall exclude the gain from the sale of the Corporation's assets.

         Organizational and Offering Expenses. All expenses incurred by and to be paid from the assets of the Corporation in connection with and in preparing the Corporation for registration of and subsequently offering and distributing its shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys); expenses for printing, engraving and mailing; salaries of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants', consultants' and attorneys' fees and expenses.


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         Person. The term shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

         Preferred Stock. The term shall have the meaning as provided in Section
5.1 herein.

         Prospectus. The term shall have the meaning as defined in Section 2(10) of the Securities Act of 1933, as amended (the "Securities Act"), including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known utilized for the purpose of offering and selling securities to the public.

         REIT. The term shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined in Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

         Roll-Up Entity. A partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         Roll-Up Transaction. A transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Corporation and the issuance of securities of a Roll-Up Entity to the stockholders of the Corporation.

         Such term does not include:

         (a) a transaction involving securities of the Corporation that have been, for at least 12 months, Listed; or

         (b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                  (i)      the voting rights of Common Stockholders;

                  (ii)     the term of existence of the Corporation;

                  (iii)    Sponsor or Advisor compensation; or

                  (iv)     the Corporation's investment objectives.

         SDAT. The State Department of Assessments and Taxation of Maryland.


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         Sponsor. Any Person directly or indirectly instrumental in organizing, wholly or in part, a Corporation or any Person who will control, manage or participate in the management of the Corporation and any Affiliate of such Person. Not included is any Person whose only relationship with the Corporation is that of an independent property manager of the Corporation's assets and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, consultants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Corporation by:

         (a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Corporation, either alone or in conjunction with one or more other Persons;

         (b) receiving a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property;

         (c) having a substantial number of relationships and contacts with the Corporation;

         (d) possessing significant rights to control the Corporation's properties;

         (e) receiving fees for providing services to the Corporation which are paid on a basis that is not customary in the industry; or

         (f) providing goods or services to the Corporation on a basis which was not negotiated at arms length with the Corporation.

         Total Operating Expenses. All expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, that are in any way related to the operation of the Corporation or to the Corporation's business, including advisory fees, but excluding (a) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Capital Stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with the NASAA REIT Guidelines; and (f) Acquisition Fees, Acquisition Expenses, real estate commissions on the resale of any property and other expenses connected with the acquisition, disposition (whether by sale, exchange or condemnation), management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

         Unimproved Real Property. The real property of the Corporation that has the following three characteristics:

         (a) an equity interest in real property which has not been acquired for the purpose of producing rental or other operating income;

         (b)      has no development or construction in process on such land;
                  and

         (c) no development or construction on such land is planned in good faith to commence on such land within one year.


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                                    ARTICLE V
                                      STOCK

         Section 5.1. Authorized Shares. The Corporation has authority to issue 200,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), and 10,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of Capital Stock having par value is $2,100,000. The board of directors, with the approval of a majority of the directors and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of Capital Stock or the number of shares of Capital Stock of any class or series that the Corporation has authority to issue.

         Section 5.2. Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote on all matters upon which Stockholders are entitled to vote pursuant to Section 11.3 hereof. Shares of a particular class of Common Stock shall have equal dividend, distribution, liquidation and other rights and shall have no preference, cumulative, preemptive, conversion or exchange rights. The board of directors may classify or reclassify any unissued shares of Common Stock from time to time in one or more classes or series of Capital Stock.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to holders of the shares of Common Stock shall be determined in accordance with applicable law. Each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of such aggregate assets available for distribution as the number of shares of outstanding Common Stock held by such holder bears to the total number of outstanding shares of Common Stock then outstanding.

         (b) Except as may be provided otherwise in the Charter, and subject to the express terms of any series of Preferred Stock, the holders of the shares of Common Stock shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the stockholders.

         Section 5.3. Preferred Stock. The board of directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time in one or more series of Capital Stock. The voting rights of the holders of shares of any series of Preferred Stock shall not exceed voting rights that bear the same relationship to the voting rights of the holders of the shares of Common Stock as the consideration paid to the Corporation for each share of Preferred Stock bears to the book value of each share of outstanding Common Stock.

         Section 5.4. Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series, the board of directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Capital Stock; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of Capital Stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions,


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limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the SDAT. Any of the terms of any class or series of Capital Stock set or changed pursuant to clause (c) of this Section
5.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the board of directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Capital Stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

         Section 5.5. Charter and Bylaws. All persons who shall acquire Capital Stock in the Corporation shall acquire the same subject to the provisions of the Charter and the bylaws.

         Section 5.6. No Preemptive Rights. No holder of shares of Capital Stock of any class shall have any preemptive right to subscribe for or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the board of directors may, in authorizing the issuance of shares of Capital Stock of any class, confer any preemptive right that the board of directors may deem advisable in connection with such issuance.

         Section 5.7. Issuance of Shares Without Certificates. Until Listing, the Corporation shall not issue stock certificates except to Stockholders who make a written request to the Corporation. A stockholder's investment shall be recorded on the books of the Corporation. To transfer his or her shares of Capital Stock, a Stockholder shall submit an executed form to the Corporation, which form shall be provided by the Corporation upon request. Such transfer will also be recorded on the books of the Corporation. Upon issuance or transfer of shares of Capital Stock, the Corporation will provide the Stockholder with information concerning his or her rights with regard to such shares of Capital Stock, as required by the bylaws and the MGCL or other applicable law.

         Section 5.8. Suitability of Stockholders. Until Listing, the following provisions shall apply:

         (a) To become a Common Stockholder in the Corporation, an individual or fiduciary must represent to the Corporation:

                  (i) that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account, grantor or donor who directly or indirectly supplies the funds to purchase the shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

                  (ii) that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account, grantor or donor who directly or indirectly supplies the funds to purchase the shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000; or

                  (iii) such other standards as may be established by individual states.


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         (b)      The Sponsor and each Person selling shares on behalf of the
                  Sponsor or the Corporation shall make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each Common Stockholder. In making this determination, the Sponsor or each Person selling shares on behalf of the Sponsor or the Corporation shall ascertain that the prospective Common Stockholder: (i) meets the minimum income and net worth standards established for the Corporation; (ii) can reasonably benefit from the Corporation based on the prospective stockholder's overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation; and (iv) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the stockholder may lose the entire investment; (3) the lack of liquidity of the shares;
                  (4) the restrictions on transferability of the shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment. The Sponsor or each Person selling shares on behalf of the Sponsor or the Corporation shall make this determination on the basis of information it has obtained from a prospective stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. The Sponsor or each Person selling shares on behalf of the Sponsor or the Corporation shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for a Common Stockholder. The Sponsor or each Person selling shares on behalf of the Sponsor or the Corporation shall maintain these records for at least six years.

         Section 5.9. Dividend Reinvestment Plan. The board may establish, from time to time, a dividend reinvestment plan. Under any dividend reinvestment plan, (a) all material information regarding dividends to the Common Stockholders and the effect of reinvesting such dividends, including the tax consequences thereof, shall be provided to the Common Stockholders not less often than annually, and (b) each Common Stockholder participating in such plan shall have a reasonable opportunity to withdraw from the plan not less often than annually after receipt of the information required in clause (a) above.

         Section 5.10. Repurchase of Shares. The board of directors may establish, from time to time, a program or programs by which the Corporation voluntarily repurchases shares of Capital Stock from its stockholders; provided, however, that such repurchase does not impair the capital or operations of the Corporation. The Sponsor, Advisor, members of the board or any Affiliates thereof may not receive any fees arising out of the repurchase of shares of Capital Stock by the Corporation.

         Section 5.11. Distributions. Only the board of directors may authorize payments to stockholders in connection with their stock. The decision to authorize a distribution, like all other board decisions, shall be made in good faith, in a manner reasonably believed to be in the best interests of the Corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Until the board of directors determines that it is no


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longer in the best interests of the Corporation to qualify as a REIT, the board of directors must authorize dividends to the extent necessary to preserve the status of the Corporation as a REIT.

         Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the Charter or distributions that meet all of the following conditions: (a) the board of directors advises each Common Stockholder of the risks associated with direct ownership of the property, (b) the board of directors offers each Common Stockholder the election of receiving such in-kind distributions and (c) in-kind distributions are made only to those Common Stockholders who accept such offer.

         Section 5.12. Actions Required if Common Stock Not Listed. If by _____ __, 2009, the shares of Common Stock are not Listed, then the board of directors must either (a) adopt a resolution that sets forth a proposed amendment to the Charter extending or eliminating this deadline (the "Extension Amendment"), declare that the Extension Amendment is advisable and direct that the proposed Extension Amendment be submitted for consideration at either an annual or special meeting of the stockholders, or (b) adopt a resolution that declares a proposed liquidation and dissolution is advisable on substantially the terms and conditions set forth, or referred to, in the resolution (the "Plan of Liquidation") and direct that the proposed Plan of Liquidation be submitted for consideration at either an annual or special meeting of the stockholders. If the board of directors seeks the Extension Amendment as described above and the stockholders do not approve such amendment, then the board of directors shall seek the Plan of Liquidation as described above. If the stockholders do not then approve the Plan of Liquidation, the Corporation shall continue its business. If the board of directors seeks the Plan of Liquidation as described above and the stockholders do not approve such resolution, then the board of directors shall seek the Extension Amendment as described above. If the stockholders do not then approve the Extension Amendment, the Corporation shall continue its business.

                                   ARTICLE VI
                 RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

         Section 6.1. Definitions. For the purpose of this Article VI, the following terms shall have the following meanings:

         Aggregate Stock Ownership Limit. 9.9% in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.


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

         Beneficial Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Owning" and "Beneficially Owned" shall have the correlative meanings.

         Benefit Plan Investor. The term shall have the meaning provided in
Section 2510.3-101 of the Department of Labor regulations or any successor regulation thereto.

         Business Day. Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         Charitable Beneficiary. One or more beneficiaries of the Trust as determined pursuant to Section 6.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         Common Stock Ownership Limit. 9.9% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.

         Constructive Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by
Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," "Constructively Owning" and "Constructively Owned" shall have the correlative meanings.

         ERISA Investor. The term shall mean any holder of shares of Capital Stock that is (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, (ii) a plan as defined in
Section 4975(e) of the Code (any such employee benefit plan or "plan" as described in clause (i) or this clause (ii) being referred to herein as "Plan"),
(iii) a trust which was established pursuant to a Plan, or a nominee for such trust or Plan, or (iv) an entity whose underlying assets include assets of a Plan by reason of such Plan's investment in such entity.

         Excepted Holder. A stockholder of the Corporation for whom an Excepted Holder Limit is created by the Charter or by the board of directors pursuant to
Section 6.2.7.

         Excepted Holder Limit. The percentage limit established by the board of directors pursuant to Section 6.2.7 provided that the affected Excepted Holder agrees to comply with the


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requirements established by the board of directors pursuant to Section 6.2.7, and subject to adjustment pursuant to Section 6.2.8.

         Initial Date. The date upon which the Charter containing this Article VI is accepted for recording by the SDAT.

         Market Price. With respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the board of directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the board of directors.

         Prohibited Owner. With respect to any purported Transfer, any Person who, but for the provisions of Section 6.2.1, would Beneficially Own or Constructively Own shares of Capital Stock and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

         Restriction Termination Date. The first day after the Initial Date on which the Corporation determines pursuant to Section 7.8 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

         Transfer. Any issuance, sale, transfer, gift, assignment, devise or other disposition as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

         Trust. Any trust provided for in Section 6.3.1.

         Trustee. The Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

         Section 6.2. Capital Stock.

                  Section 6.2.1. Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

                  (a) Basic Restrictions.

                           (i) (1) No Person, other than an Excepted Holder,
shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

                           (ii) No Person shall Beneficially Own or
Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                           (iii) Notwithstanding any other provisions contained
herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; provided, however, that the board of directors may waive this Section 6.2.1(a)(iii) if, in the opinion of the board of directors, such Transfer would not adversely affect the Corporation's ability to qualify as a REIT.

                  (b) Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 6.2.1(a)(i) or Section 6.2.1(a)(ii),

                           (i) then that number of shares of Capital Stock the
Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.2.1(a)(i) or Section 6.2.1(a)(ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the Business Day prior to the date of such Transfer and such Person shall acquire no rights in such shares; provided, however,

                           (ii) if the transfer to the Trust described in clause
(i) of this sentence would not be effective for any reason to prevent the violation of Section 6.2.1(a)(i) or Section 6.2.1(a)(ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 6.2.1(a)(i) or Section 6.2.1(a)(ii) shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock.

                  Section 6.2.2. Remedies for Breach. If the board of directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 6.2.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 6.2.1(a) (whether or not such violation is intended), the board of directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.2.1(a) shall automatically result in the transfer to the Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the board of directors or a committee thereof.

                  Section 6.2.3. Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 6.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 6.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

                  Section 6.2.4. Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

                  (a) every owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such

Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit.

                  (b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

                  Section 6.2.5. Remedies Not Limited. Subject to Section 7.8, nothing contained in this Section 6.2 shall limit the authority of the board of directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

                  Section 6.2.6. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.2, Section 6.3 or any definition contained in Section 6.1, the board of directors shall have the power to determine the application of the provisions of this Section 6.2 or Section
6.3 with respect to any situation based on the facts known to it. In the event
Section 6.2 or Section 6.3 requires an action by the board of directors and the Charter fails to provide specific guidance with respect to such action, the board of directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 6.1, 6.2 or
6.3. Absent a decision to the contrary by the board of directors (which the board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.2.2) acquired Beneficial or Constructive Ownership of shares of Capital Stock in violation of Section 6.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

                  Section 6.2.7. Exceptions.

                  (a) Subject to Section 6.2.1(a)(ii), the board of directors, in its sole discretion, may exempt a Person (prospectively or retroactively) from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

                           (i) the board of directors obtains such
representations and undertakings from such Person as are reasonably necessary to ascertain that no Person's Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 6.2.1(a)(ii);

                           (ii) such Person does not and represents that it will
not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or

Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the board of directors, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

                           (iii) such Person agrees that any violation or
attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.2.1 through 6.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 6.2.1(b) and Section 6.3.

                  (b) Prior to granting any exception pursuant to Section 6.2.7(a), the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case, in form and substance satisfactory to the board of directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                  (c) Subject to Section 6.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

                  (d) The board of directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

                  Section 6.2.8. Increase in Aggregate Stock Ownership Limit and Common Stock Ownership Limit. The board of directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in shares of Capital Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person's percentage of shares of Capital Stock equals or falls below the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but any further acquisition of shares of Capital Stock in excess of such percentage ownership of shares of Capital Stock will be in violation of the

Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding shares of Capital Stock .

                  Section 6.2.9. Legend. Each certificate for shares of Capital Stock shall bear substantially the following legend:

            The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose, among others, of the Corporation's maintenance of its status as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code") and for certain other purposes under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, no Person: (a) may Beneficially Own or Constructively Own shares of the Corporation's Common Stock in excess of 9.9% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (b) may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.9% of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (c) may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (d) other than as provided in the Corporation's Charter, may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons or (e) Beneficially Own shares of Capital Stock of the Corporation that would result in 25% or more of any class of Capital Stock of the Corporation being Beneficially Owned by one or more ERISA Investors. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on Transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the board of directors in its sole discretion if the board of directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge directed to the Secretary of the Corporation at its principal office.

         Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge. Such statement shall also be sent to stockholders who are issued shares without a certificate.

         Section 6.3. Transfer of Capital Stock in Trust.

                  Section 6.3.1. Ownership in Trust. Upon any purported Transfer or other event described in Section 6.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 6.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.3.6.

                  Section 6.3.2. Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee and shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                  Section 6.3.3. Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust, and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority with respect to the shares held in the Trust (at the Trustee's sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the

Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                  Section 6.3.4. Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 6.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section
6.3.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (b) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owned by the Prohibited Owner to the Trustee pursuant to Section 6.3.3. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.3.4, such excess shall be paid to the Trustee upon demand.

                  Section 6.3.5. Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid by the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.3.3. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to
Section 6.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

                  Section 6.3.6. Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 6.2.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in
Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         Section 6.4. Restrictions on Ownership and Transfer of Shares of Capital Stock by Benefit Plans.

                  Section 6.4.1. Ownership Limitations Notwithstanding any other provisions in the Charter, if and to the extent that any class or series o shares of Capital Stock do not constitute "publicly offered securities," (as defined in Section 2510.3-101 of the Department of Labor regulations, or any successor regulation thereto) then Benefit Plan Investors may not, on any date, hold, individually or in the aggregate, 25% or more of the value of such class or series of shares of Capital Stock. For purposes of determining whether Benefit Plan Investors hold, individually or in the aggregate, 25% or more of the value of such class or series of shares of Capital Stock, the value of shares of Capital Stock of such class held by any director or officer of the Corporation, or any other Person who has discretionary authority or control with respect to the assets of the Corporation, or the Advisor or its affiliates, as defined in the Plan Asset Regulations, shall be disregarded.

                  Section 6.4.2. Remedies for Violations by Benefit Plan Investors. If the board of directors or any duly authorized committee thereof shall at any time determine in good faith that (a) a Transfer or other event has taken place that results in a violation of Section 6.4.1 or will otherwise result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor or (b) that a Person intends to acquire or has attempted to acquire or hold shares of Capital Stock in a manner that will result in a violation of Section 6.4.1 or will otherwise result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor, the board of directors or a committee thereof shall take such action as it deems advisable to mitigate, prevent or cure the consequences that might result to the Corporation from such Transfer or other event, including, without limitation, refusing to give effect to or preventing such Transfer or event through redemption of such shares of Capital Stock or refusal to give effect to the Transfer or event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event.

                  Section 6.4.3. Information on Benefit Plan Status. Any Person who acquires or attempts or intends to acquire or hold shares of Capital Stock shall provide to the Corporation such information as the Corporation may request in order to determine whether such acquisition or holding has resulted or will result a in violation of Section 6.4.1 or otherwise has resulted or will result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor, including the name and address of any Person for whom a nominee holds shares of Capital Stock and whether the underlying assets of such Person include assets of any Benefit Plan Investor.

         Section 6.5. Settlement. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

         Section 6.6. Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

         Section 6.7. Non-Waiver. No delay or failure on the part of the Corporation or the board of directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the board of directors, as the case may be, except to the extent specifically waived in writing.

                                   ARTICLE VII
                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

         Section 7.1. Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the board of directors The number of directors of the Corporation shall be six (6), which number may be increased or decreased from time to time pursuant to the bylaws but shall never be less than three. A majority of the board of directors will be Independent Directors except for a period up to 60 days after the death, removal or resignation of an Independent Director. No reduction in the number of directors shall cause the removal of any director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Stock issued by the Corporation. The names of the directors who shall serve on the board until the next annual meeting of the stockholders and until their successors are duly elected and qualify are:

                               Anthony W. Thompson
                                 Cristi Cristich
                                Roger A. Johnson
                             Carlton P. Moffatt, Jr.
                               K. Timothy O'Brien
                               Richard E. Strauss

         These directors may increase the number of directors and fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the board of directors prior to the first annual meeting of stockholders in the manner provided in the bylaws.

         The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the MGCL, that, except as may be provided by the board of directors in setting the terms of any class or series, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred. Notwithstanding the foregoing sentence, Independent Directors shall nominate replacements for vacancies among the Independent Directors' positions.

         Section 7.2. Experience. Each director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Corporation. At least one of the Independent Directors shall have three years of relevant real estate experience.

         Section 7.3. Committees. The board may establish such committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee are Independent Directors.

         Section 7.4. Term. Except as may otherwise be provided in the terms of any shares of Preferred Stock issued by the Corporation, each director shall hold office for one year, until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.

         Section 7.5. Fiduciary Obligations. The directors serve in a fiduciary capacity to the Corporation and have a fiduciary duty to its stockholders. The directors have a fiduciary duty to the stockholders to supervise the relationship between the Corporation and the Advisor.

         Section 7.6. Rights of Objecting Stockholders. Holders of shares of Capital Stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the board, upon the affirmative vote of a majority of the entire board, shall determine that such rights shall apply, with respect to all or any classes or series of Capital Stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which holders of such shares of Capital Stock would otherwise be entitled to exercise such rights.

         Section 7.7. Ratification of Charter. Before the initial public offering of the Common Stock, the board of directors, including a majority of the Independent Directors, shall have reviewed and ratified the Charter by majority vote.

         Section 7.8. REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the board of directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the board of directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the board of directors may revoke or otherwise terminate the Corporation's REIT election pursuant to
Section 856(g) of the Code. The board of directors also may determine that compliance with any restriction or limitation on ownership and transfers of Capital Stock set forth in Article VI is no longer required for REIT qualification.

         Section 7.9. Determinations by the Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the board of directors consistent with the Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its Capital Stock: (a) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Capital Stock or the payment of other distributions on its Capital Stock; (b) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any shares of Capital Stock; (e) any matters relating to the acquisition, holding and disposition of any assets by the Corporation or (f) any other matter relating to the business and affairs of the Corporation or required by the Charter to be determined by the board of directors.

         Section 7.10. Removal of Directors. Subject to the rights of holders of one or more classes or series of shares of Preferred Stock to elect or remove one or more directors, any director, or the entire board of directors, may be removed from office at any time, but only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

         Section 7.11. Authorization by Board of Stock Issuance. The board of directors may authorize the issuance from time to time of shares of Capital Stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of Capital Stock of any class or series, whether now or hereafter authorized, for such consideration as the board of directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any as may be set forth in the Charter or bylaws.

                                  ARTICLE VIII
                                     ADVISOR

         Section 8.1. Appointment and Initial Investment of the Advisor. The board is responsible for setting the general policies of the Corporation and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Corporation. However, the board is not required personally to conduct the business of the Corporation, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any director) as an Advisor and may grant or delegate such authority to the Advisor as the board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. Before the initial public offering of the Corporation, the Advisor shall have made the Initial Investment. The Advisor or any such Affiliate may not sell the interest in the Corporation acquired with its Initial Investment while the

Advisor remains an Advisor but may transfer the interest in the Corporation acquired with its Initial Investment to its Affiliates.

         Section 8.2. Supervision of the Advisor. The board of directors shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the board of directors. The board of directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the board. The board of directors, including a majority of the Independent Directors, shall determine at least annually that the expenses incurred by the Corporation are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the board. The board of directors, including a majority of the Independent Directors, shall determine from time to time and at least annually that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the Charter. The board of directors, including a majority of the Independent Directors, shall also supervise the performance of the Advisor and the compensation paid to the Advisor by the Corporation to determine that the provisions of the Advisory Agreement are being met. Each such determination shall be based on factors such as (a) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Corporation's portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Corporation; (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business; (e) the quality and extent of service and advice furnished by the Advisor; (f the performance of the Corporation's portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
(g) the quality of the Corporation's portfolio relative to the investments generated by the Advisor for its own account. The board of directors, including a majority of the Independent Directors, may also consider all other factors that it deems relevant, and its findings on each of the factors considered shall be recorded in the minutes of the board of directors. The board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its contract with the Corporation is justified.

         Section 8.3. Fiduciary Obligations. The Advisor shall have a fiduciary responsibility and duty to the Corporation and its stockholders.

         Section 8.4. Termination. Either a majority of the Independent Directors or the Advisor may terminate the Advisory Agreement on 60 days' written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Corporation and the board of directors in making an orderly transition of the advisory function.

         Section 8.5. Property Disposition Fee. If the Advisor or its Affiliates or a director or Sponsor provides a substantial amount of the services in the effort to sell the property of the Corporation, that Person may receive an amount equal to the lesser of (a) one-half of the customary Competitive Real Estate Commission or (b) 3% of the sales price of such property or properties. Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the sale of a property or properties as determined by a majority of the Independent Directors. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such property or properties.

         Section 8.6. Incentive Fees. The Corporation may pay the Advisor an interest in the gain from the sale of properties, for which full consideration is not paid in cash or property of equivalent value, provided the amount or percentage of such interest is reasonable. Such an interest in gain from the sale of properties shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to stockholders, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to at least six percent of the Invested Capital per annum cumulative. In the case of multiple Advisors, such Advisor and any of their Affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Corporation assets by each respective Advisor or any Affiliate.

         Section 8.7. Organizational and Offering Expenses Limitation. The Corporation shall reimburse the Advisor and its Affiliates for Organizational and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organizational and Offering Expenses shall be reasonable and shall in no event exceed 15% of the Gross Proceeds of the offering.

         Section 8.8. Acquisition Fees. The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Contract Purchase Price; provided, however, that the majority of the Independent Directors may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.

         Section 8.9. Reimbursement for Total Operating Expenses. The Corporation may reimburse the Advisor, at the end of each fiscal quarter, for Total Operating Expenses incurred by the Advisor; provided, however, that the Corporation shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such years. The Independent Directors shall have the responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an "Excess Amount") is justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings. Within 60 days after the end of any fiscal quarter of the Corporation for which there is an Excess Amount for the 12 months then ended that the Independent Directors concludes was justified and reimbursable to the Advisor, there shall be sent to the Common Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. In the event that the Independent Directors do not determine that excess expenses are justified, the Advisor shall reimburse the Corporation at the end of the 12-month period the amount by which the aggregate annual expenses paid or incurred by the Corporation exceeded the 2%/25% Guidelines.


                                   ARTICLE IX
                      INVESTMENT OBJECTIVES AND LIMITATIONS

         Section 9.1. Investment Objectives. The board of directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Corporation and the Advisor to assure that such policies are carried out. The board of directors shall review the investment policies of the Corporation with sufficient frequency (not less often than annually) to determine that the policies being followed by the Corporation are in the best interests of the Common Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the board of directors.

         Section 9.2. Certain Permitted Investments. The Corporation may invest in joint ventures with the Sponsor, Advisor, one or more directors or any Affiliate, only if a majority of directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Corporation and on substantially the same terms and conditions as those received by the other joint venturers. Subject to any limitations in Section 9.3, the Corporation may invest in equity securities only if a majority of directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

         Section 9.3. Investment Limitations. In addition to other investment restrictions imposed by the board from time to time, consistent with the Corporation's objective of qualifying as a REIT, the following shall apply to the Corporation's investments:

         (a) Not more than 10% of the Corporation's total assets shall be invested in unimproved real property.

         (b) The Corporation shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Corporation's ordinary business of investing in real estate assets.

         (c) The Corporation shall not invest in or make any mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Sponsor, directors, or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Corporation's records for at least five years and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         (d) The Corporation shall not make or invest in any mortgage on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

         (e) The Corporation shall not invest in indebtedness secured by a mortgage on real property which is subordinate to the lien or other indebtedness of the Advisor, any director, the Sponsor or any Affiliate of the Corporation.

         (f) The Corporation shall not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of Common Stock to the Corporation pursuant to any redemption plan adopted by the board on terms outlined in the Prospectus relating to any Offering, as such plan is thereafter amended in accordance with its terms); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (iii) equity securities on a deferred payment basis or under similar arrangements; or
                  (iv) options or warrants to the Advisor, directors, Sponsor or any Affiliate thereof except on the same terms as such options or warrants are sold to the general public. Options or warrants may be issued to persons other than the Advisor, directors, Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the Advisor, directors, Sponsor or any Affiliate thereof shall not exceed 10% of the outstanding shares of Capital Stock on the date of grant. The voting rights per share of shares of Capital Stock of the Corporation (other than the publicly held shares of Common Stock of the Corporation) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held shares of Common Stock as the consideration paid to the Corporation for each privately offered share of Capital Stock of the Corporation bears to the book value of each outstanding publicly held share of Capital Stock.

         (g) A majority of the directors shall authorize the consideration to be paid for each property, ordinarily based on the fair market value of the property. If a majority of the Independent Directors determine, or if the property is acquired from the

                  Advisor, a director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Expert selected by the Independent Directors.

         (h) The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the board at least quarterly. The maximum amount of such Leverage shall not exceed 300% of the Net Assets as of the date of any borrowing. Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such 300% level is approved by a majority of the Independent Directors.

         (i) The Corporation will continually review its investment activity to attempt to ensure that it is not classified as an "investment company" under the Investment Company Act of 1940, as amended.

         (j) The Corporation will not make any investment that the Corporation believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the board determines, in its sole discretion, that REIT qualification is not in the best interests of the Corporation.

         (k) The Corporation shall not invest in real estate contracts of sale.

         Section 9.4. Limitations on Roll-Up Transactions. In connection with any proposed Roll-Up Transaction, an appraisal of all of the Corporation's assets shall be obtained from a competent Independent Expert. The appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Corporation and its stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to each Common Stockholder who votes against the proposed Roll-Up Transaction the choice of:

                  (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

                  (b)      one of the following:

                           (i) remaining as a Common Stockholder of the Corporation and preserving its interests therein on the same terms and conditions as existed previously; or

                           (ii) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the Net Assets of the Corporation.

         The Corporation is prohibited from participating in any proposed Roll-Up Transaction:

                  (a) that would result in the Common Stockholders having voting rights in a Roll-Up Entity that are less than the rights set forth in Article XI hereof;

                  (b) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

                  (c) in which investors' rights of access to the records of the Roll-Up Entity will be less than those described in Section 11.8 and Section 11.9 hereof; or

                  (d) in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is not approved by the Common Stockholders.


                                    ARTICLE X
                              CONFLICTS OF INTEREST

         Section 10.1. Sales and Leases to the Corporation. The Corporation may purchase or lease a property or properties from the Sponsor, the Advisor, a director, or any Affiliate thereof upon a finding by a majority of directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the property to such Sponsor, Advisor, director or Affiliate, or, if the price to the Corporation is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price of any property to the Corporation exceed its current appraised value.

         Section 10.2. Sales and Leases to the Sponsor, Advisor, Directors or Affiliates. An Advisor, Sponsor, director or Affiliate thereof may purchase or lease properties from the Corporation if a majority of directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation.

         Section 10.3. Other Transactions.

                  (a) No goods or services will be provided by the Advisor or its Affiliates to the Corporation unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties.

                  (b) The Corporation shall not make loans to the Sponsor, Advisor, directors or any Affiliates thereof except loans to wholly owned subsidiaries of the Corporation. The Sponsor, Advisor, directors and any Affiliates thereof shall not make loans to the Corporation, or to joint ventures in which the Corporation is a co-venturer, unless approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to the Corporation than comparable loans between unaffiliated parties.

         Section 10.4. Right of First Opportunity. The Advisor also is obligated to provide the Corporation with the first opportunity to purchase any income-producing automotive, aviation or aerospace-related properties placed under contract by the Advisor or its Affiliates, provided that: (1) the Corporation has funds available to make the purchase; (2) the board of directors votes to make the purchase within 7 days of being offered such property by the Advisor; and (3) the property meets the Corporation's acquisition criteria as disclosed to the Advisor from time to time; provided, further, that if the property has government oriented tenants, our advisor must provide G REIT, Inc. with the first opportunity to purchase the property.


                                   ARTICLE XI
                                  STOCKHOLDERS

         Section 11.1 Meetings of Stockholders. There shall be an annual meeting of the stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the bylaws, at which the directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date that is a reasonable period of time following the distribution of the Corporation's annual report to stockholders. A majority of stockholders present in person or by proxy, at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the board, vote to elect the directors. A quorum shall be 50% of the then outstanding shares of Common Stock. Special meetings of stockholders may be called in the manner provided in the bylaws, including by the president or by a majority of the directors or a majority of the Independent Directors, and shall be called by an officer of the Corporation upon written request of Common Stockholders holding in the aggregate not less than 10% of the outstanding shares entitled to be cast on any issue proposed to be considered at any such special meeting. Notice of any special meeting of stockholders shall be given as provided in the bylaws and the special meeting shall be held not less than 15 days nor more than 60 days after the delivery of such notice. If the meeting is called by written request of stockholders as described in this Section 11.1, the special meeting shall be held at the time and place specified in the stockholder request; provided, however, that if none is so specified, at such time and place convenient to the stockholders. If there are no directors, the officers of the Corporation shall promptly call a special meeting of the stockholders entitled to vote for the election of successor directors. Any meeting may be adjourned and reconvened as the board may determine or as otherwise provided in the bylaws.

         Section 11.2. Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

         Section 11.3. Voting Rights of Stockholders. Subject to the provisions of any class or series of shares of Capital Stock then outstanding and the mandatory provisions of any applicable laws or regulations, the stockholders shall be entitled to vote only on the following matters: (a) election or removal of directors, without the necessity for concurrence by the board, as provided in Sections 11.1, 7.4 and 7.10 hereof; (b) amendment of the Charter as provided in this Section 11.3 and Article XIII hereof, without the necessity for concurrence by the board; (c) liquidation or dissolution of the Corporation, without the necessity for concurrence by the board; (d) merger, reorganization or consolidation of the Corporation, or the sale or other disposition of all or substantially all of the Corporation's assets; and (e) such other matters with respect to which the board of directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the stockholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the stockholders at any meeting shall in any way bind the board. Without the approval of a majority of the shares entitled to vote on the matter, the board may not (a) amend the Charter to materially and adversely affect the rights, preferences and privileges of the shareholders of Capital Stock; (b) amend Charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (c) liquidate or dissolve the Corporation other than before the initial investment in property; (d) sell all or substantially all of the Corporation's assets other than in the ordinary course of business or as otherwise permitted by law; or (e) cause the merger or reorganization of the Corporation except as permitted by law.

         Section 11.4. Voting Limitations on Shares Held by the Advisor, Directors and Affiliates. No shares of Common Stock may be transferred or issued to the Advisor, a director, or any Affiliate thereof unless such prospective stockholder agrees that it will not vote or consent on matters submitted to the stockholders regarding (a) the removal of such Advisor, director or any of its Affiliates or (b) any transaction between the Corporation and any such Advisor, director or any of its Affiliates. To the extent permitted by the MGCL, in determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, a director and any of their Affiliates may not vote or consent, any shares owned by any of them shall not be included.

         Section 11.5. Right of Inspection. Any stockholder and any designated representative thereof shall be permitted access to the records of the Corporation to which it is entitled under applicable law at all reasonable times and may inspect and copy any such records for a reasonable charge. Inspection of the Corporation's books and records by the office or agency administering the securities laws of a jurisdiction shall be permitted upon reasonable notice and during normal business hours.

         Section 11.6. Access to Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the Common Stockholders, along with the number of shares of Capital Stock held by each of them (the "Stockholder List"), shall be maintained as part of the books and records of the Corporation and shall be available for inspection by any Common Stockholder or the stockholder's designated agent at the home office of the Corporation upon the request of the Common Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Common Stockholder so requesting within 10 days of receipt by the Corporation of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper and in a readily readable type size (in no event smaller than 10-point type). The Corporation may impose a reasonable charge for expenses incurred in reproduction pursuant to the stockholder request. A Common Stockholder may request a copy of the Stockholder List in connection with matters relating to stockholders' voting rights, the exercise of stockholder rights under federal proxy laws.


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

         If the Advisor or the board neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor or the board, as the case may be, shall be liable to any Common Stockholder requesting the list for the costs, including reasonable attorneys' fees incurred by that stockholder for compelling the production of the Stockholder List and for actual damages suffered by any Common Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Stockholder List is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof or using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Corporation. The Corporation may require the stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Corporation. The remedies provided hereunder to stockholders requesting copies of the Stockholder List are in addition to and shall not in any way limit other remedies available to stockholders under federal law or the laws of any state.

         Section 11.7. Reports. The directors, including the Independent Directors, shall take reasonable steps to insure that the Corporation shall cause to be prepared and mailed or delivered to each Common Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Corporation within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities that shall include: (a) financial statements prepared in accordance with generally accepted accounting principles that are audited and reported on by independent certified public accountants;
(b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Corporation, including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Corporation; (d) the Total Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Conflicts Committee that the policies being followed by the Corporation are in the best interests of its Common Stockholders and the basis for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation, directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Conflicts Committee shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions. The board of directors, including the Independent Directors, shall take reasonable steps to ensure that the requirements of this Section 11.7 are met. Such report may be delivered by any reasonable means, including by delivery of a written or electronic notice that indicates how the report may be accessed on the Corporation's web address.

                                   ARTICLE XII
                    LIABILITY LIMITATION, INDEMNIFICATION AND
                        TRANSACTIONS WITH THE CORPORATION

         Section 12.1. Limitation of Stockholder Liability. No stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of his being a stockholder, nor shall any stockholder be subject to any


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

personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Corporation's assets or the affairs of the Corporation by reason of his being a stockholder.

         Section 12.2. Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a real estate investment trust, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 12.2, nor the adoption or amendment of any other provision of the Charter or bylaws inconsistent with this Section 12.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         Section 12.3 Indemnification.

                  (a) The Corporation shall indemnify and hold harmless a director, officer, employee, agent, Advisor or Affiliate (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Corporation in such capacity, provided, that the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation. The Corporation shall not indemnify or hold harmless the Indemnitee if: (i) in the case that the Indemnitee is a director (other than an Independent Director), an Advisor or an Affiliate, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (ii) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the net assets of the Corporation, and no portion may be recoverable from the stockholders.

                  (b) The Corporation shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

                  (c) Notwithstanding anything to the contrary contained in the provisions of subsection (a) and (b) above of this Section, the Corporation shall not indemnify or hold harmless an Indemnitee if it is established that:
(i) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that


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

the act or omission was unlawful, or (iv) in a proceeding by or in the right of the Corporation, the Indemnitee shall have been adjudged to be liable to the Corporation.

                  (d) The board may take such action as is necessary to carry out this Section 12.3 and is expressly empowered to adopt, approve and amend from time to time bylaws, resolutions or contracts implementing such provisions. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         Section 12.4. Payment of Expenses. The Corporation shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (ii) the Indemnitee provides the Corporation with written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Corporation as authorized by Section 12.3 hereof,
(iii) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Corporation acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Corporation with a written agreement to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the MGCL or any successor statute.

         Section 12.5. Express Exculpatory Clauses in Instruments. Neither the stockholders nor the directors, officers, employees or agents of the Corporation shall be liable under any written instrument creating an obligation of the Corporation by reason of their being stockholders, directors, officers, employees or agents of the Corporation, and all Persons shall look solely to the Corporation's assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any stockholder, director, officer, employee or agent liable thereunder to any third party, nor shall the directors or any officer, employee or agent of the Corporation be liable to anyone as a result of such omission.

         Section 12.6. Transactions with Affiliates. The Corporation shall not engage in transactions with the Advisor, the Sponsor, a director or any of the Corporation's Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the directors (including a majority of the Independent Directors) not Affiliated with the Person who is party to the transaction and:

         (a)      The transaction is fair and reasonable to the Corporation.

         (b) The terms and conditions of such transaction are not less favorable to the Corporation than those available from unaffiliated third parties.


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

         (c) If an acquisition is involved, the total consideration is not in excess of the appraised value of the Property being acquired, as determined by an Independent Appraiser.


                                  ARTICLE XIII
                                    AMENDMENT

         The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any outstanding shares of Capital Stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, including without limitation, (1) any amendment which would adversely affect the rights, preferences and privileges of the stockholders and
(2) any amendment to Article IX, Article X, Article XII, Sections 7.2, 7.5 and
7.10 and this Article XIII (or any other amendment of the Charter that would have the effect of amending such sections).

         THIRD: The amendment and restatement of the Charter of the Corporation as hereinabove set forth were duly advised by the board of directors and approved by the sole stockholder of the Corporation as required by law.

         FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the Charter.

         FIFTH: The name and address of the Corporation's current resident agent are as set forth in Article III of the foregoing amendment and restatement of the Charter.

         SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Section 7.1 of the foregoing amendment and restatement of the Charter.

         SEVENTH: The undersigned President acknowledges the foregoing amendment and restatement of the Charter to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.


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

         IN WITNESS WHEREOF, A REIT, Inc. has caused the foregoing amendment and restatement of the Charter to be signed in its name and on its behalf by its President and attested to by its Secretary on this 24th day of August, 2004.



ATTEST:                                  A REIT, INC.


By: /s/ Andrea R. Biller                 By: /s/ Anthony W. Thompson
    -----------------------------------      -----------------------------------
Name:  Andrea R. Biller                  Name:  Anthony W. Thompson
Title:  Secretary                        Title:  President and Chief Executive
                                                 Officer


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